Exhibit 99.1

FOR IMMEDIATE RELEASE

Quality Distribution, Inc. Reports Record Revenues for the Quarter Ended March 31, 2005

TAMPA, FL – (PR Newswire)—May 10, 2005—Quality Distribution, Inc. (Nasdaq: QLTY) (the “Company”) today reported record total revenue for the quarter ended March 31, 2005 of $161.1 million, a 6.6% increase over the prior year’s first quarter revenues of $151.2 million. The increase in revenue has been driven primarily by demand from existing customers, rate increases, and the impact from new affiliates added during the preceding 12 months.

Commenting on the results and outlook, President and Chief Executive Officer, Tom Finkbiner said, “This marks the thirteenth consecutive quarterly year-over-year increase in revenues. We are excited about the underlying trends in our business. Demand remains strong, and we are focusing on margin improvement through rate increases and yield management. We continue to pursue new customers and affiliates aggressively.

Net income for the quarter was $2.9 million as compared to $1.0 million in the first quarter last year, an increase of 203%. Earnings per fully diluted share were $0.15 in the 1st quarter of 2005, compared to $0.05 per fully diluted share for the same period last year. During the quarter, the Company took a non-cash charge of $1.1 million to write off deferred debt financing costs related to the Company’s issuance of $85 million of new Senior Floating Rate Notes on January 28 of this year. In addition, the Company incurred $0.5 million of legal fees related to resolving litigation and regulatory matters associated with its PPI insurance operation. Adjusting for these events, which are not related to the Company’s ongoing core trucking operations, and tax affecting income before taxes at a 35% tax rate yields an adjusted net income for the current quarter of $3.2 million or $0.17 per fully diluted share as compared to adjusted net income of $2.8 million or $0.14 per fully diluted share calculated on a comparable basis for the first quarter last year. For more detail regarding these adjustments please see the accompanying schedules.

The strong performance of our core trucking operations was offset by a $2.1 million increase in professional fees as compared to last year, primarily as a result of increases in audit, Sarbanes-Oxley, tax and legal related expenses and by a $1.1 million increase in interest expense as compared to last year. “We are monitoring spending for professional services closely and expect them to decrease significantly in the coming quarters” said Tim Page, Chief Financial Officer.

As previously announced, the Company will host a conference call for investors to discuss these results on May 11, 2005 at 8:00 a.m. Eastern time. The dial in number is 800-811-8830 toll free; the passcode is 1764520. A replay of the call will be available until June 15, 2005 by dialing 888-203-1112; passcode 1764520. Copies of this earnings release and other financial information about the Company may be accessed on the “QDI Main / News and Publications” and “Investors” sections of the Company’s website at www.qualitydistribution.com.

Headquartered in Tampa, Florida, Quality Distribution, Inc. through its subsidiary, Quality Carriers, Inc., and TransPlastics, a division of Quality Carriers, and through its affiliates and owner-operators, manages approximately 3,500 tractors and 7,400 trailers. The Company provides bulk transportation and related services, including tank cleaning and freight brokerage. Quality Distribution is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This earnings release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, these risks and uncertainties include the Company’s substantial leverage, economic factors, downturns in customers’ business cycles or in the national economy, dependence on affiliates and owner-operators, change in government regulation, fluctuations in fuel pricing or availability, increases in interest rates, and the Company’s ability to attract and retain qualified drivers. Another important factor, which arises out of the PPI irregularities, and that may cause actual results to differ materially from the forward-looking statements would be failure to conclude the settlement of the pending and threatened litigation initiated against the Company and certain of its officers and directors. Readers are urged to carefully review and consider the various disclosures made by the Company in its quarterly report on Form 10-Q and the risk factors disclosed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004, as well as other periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

Contact:	Timothy B. Page
Senior Vice President and Chief Financial Officer
800-282-2031 ext. 7376

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Quarters Ended March 31, 2005, 2004

(In 000’s) Except Per Share Data

	31-Mar 2005	31-Mar 2004
OPERATING REVENUES:
Transportation	$133,214	$127,857
Other service revenue	16,854	18,413
Fuel surcharge	11,070	4,915

Total operating revenues	161,138	151,185

OPERATING EXPENSES:
Purchased transportation	110,983	100,774
Compensation	14,575	15,153
Fuel, supplies and maintenance	7,157	8,797
Depreciation and amortization	4,453	6,020
Selling and administrative	6,271	3,872
Insurance claims	3,802	4,327
Taxes and licenses	617	896
Communications and utilities	2,056	1,881
Gain on disposal of property and equipment	(28)	(23)
PPI class action settlement and related expenses	509	3,242

Total operating expenses	150,395	144,939

Operating income	10,743	6,246

Interest expense, net	6,313	5,217
Write off of debt issuance costs	1,110	0
Other misc (income) expense	33	28

Income before income taxes	3,287	1,001
Provision (benefit) for income taxes	371	39

Net income	$2,916	$962

PER SHARE DATA:
Net income per common share
Basic	$0.15	$0.05

Diluted	$0.15	$0.05

Weighted average number of shares
Basic	18,929	18,892

Diluted	19,302	19,121

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

For March 31, 2005 and December 31, 2004

(In 000’s)

	March 31, 2005	Dec 31, 2004
ASSETS:
Current assets:
Cash and cash equivalents	$991	$2,700
Accounts receivable, net	106,803	100,836
Current maturities of notes receivable from affiliates	581	839
Prepaid expenses	8,051	4,845
Prepaid tires	7,752	7,498
Other	2,393	2,071

Total current assets	126,571	118,789

Property and equipment, net	114,561	116,540
Assets held for sale	723	1,170
Goodwill, net	131,363	131,363
Intangibles, net	1,314	1,371
Notes receivable from affiliates	566	402
Other assets	10,899	9,663

Total assets	$385,997	$379,298

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Current maturities of indebtedness	$1,400	$1,400
Accounts payable	16,654	14,508
Affiliates and independent owner-operators payable	14,253	9,983
Accrued expenses	47,488	44,253
Accrued loss and damage claims	30,044	33,670
Income taxes payable	1,930	2,551

Total current liabilities	111,769	106,365

Long-term indebtedness, less current maturities	274,851	275,150
Environmental liabilities	12,921	14,415
Other non-current liabilities	14,401	14,463
Deferred tax liability	1,165	1,172

Total liabilities	415,107	411,565

Minority interest in subsidiary	1,833	1,833

STOCKHOLDERS’ DEFICIT:
Common stock, no par value; 29,000 shares authorized; 19,152 issued at March 31, 2005 and 19,152 issued at December 31, 2004	357,911	357,777
Treasury stock, 114 and 114 shares at March 31, 2005 and December 31, 2004, respectively	(1,326)	(1,326)
Accumulated deficit	(177,355)	(180,271)
Stock recapitalization	(189,589)	(189,589)
Accumulated other comprehensive loss	(18,041)	(18,042)
Stock purchase warrants	73	73
Unearned compensation, restricted stock	(1,047)	(1,077)
Stock subscriptions receivable	(1,569)	(1,645)

Total stockholders’ deficit	(30,943)	(34,100)

Total liabilities, minority interest and stockholders’ deficit	$385,997	$379,298

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Quarters ended March 31, 2005 and 2004

(In 000’s)

	March 31, 2005	March 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,916	$962
Adjustments to reconcile to net cash equivalents provided by (used in) operating activities
Depreciation and amortization	4,453	6,020
Bad debt expense	633	320
Foreign currency transaction loss	11	0
(Gain) loss on disposal of property and equipment	(28)	(23)
Amortization of bond discount	51
Amortization of restricted stock	164	144
Write-off/amortization of deferred financing costs	445	343
Minority Dividends	36	36
Write-off of excess deferred financing costs	1,110
Changes in assets and liabilities
Accounts and other receivables	(6,600)	(9,135)
Notes receivable from affiliates	94	(295)
Prepaid expenses	(3,206)	(2,847)
Prepaid tires	(385)	(107)
Other assets	(353)	79
Accounts payable and accrued expenses	(206)	7,494
Accrued loss and damage claims	(3,626)	(4,508)
Affiliates and independent owner-operators payable	4,270	3,256
Other liabilities	(63)	723
Current income taxes	(628)	(245)

Net change in assets and liabilities	(10,703)	(5,585)

Net cash provided by (used in) operating activities	(912)	2,217

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,623)	(2,308)
Proceeds from life insurance	0	137
Proceeds from sales of property and equipment	799	213

Net cash used in investing activities	(1,824)	(1,958)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (payment) on revolver	(5,800)	(1,000)
Proceeds from issuance of long-term debt	83,300	0
Principal payments on long-term debt and capital lease obligations	(77,850)	(414)
Deferred financing fees	(2,759)	0
Increase (decrease) in book overdraft	4,093	932
Minority dividends	(36)	(36)
Other stock transactions	76	17
Net cash provided by (used in) financing activities	1,024	(501)

Net increase (decrease) in cash and cash equivalents	(1,712)	(242)

Effect of exchange rate changes on cash	3	50
Cash, beginning of quarter	2,700	955

Cash, end of quarter	$991	$763

RECONCILIATION OF CONSOLIDATED EBITDA TO NET (LOSS) INCOME

For the Quarters Ended March 31, 2005 and March 31, 2004

Quality Distribution uses Consolidated EBITDA (as defined) as an important measure of the Company’s operating effectiveness. Consolidated EBITDA (as defined) represents net income (loss) before interest expense (income), other expense (income), provision for taxes, depreciation and amortization, PPI write-offs, class action settlements, reserves and professional fees, adverse developments in insurance cases, gains and losses on the sale of non-core assets, and other such unusual expenses as may arise from time to time.

Consolidated EBITDA (as defined) is presented herein because it is an important component of the covenants used in the in the indentures governing our notes and is used as an important component of the covenant used in our senior credit facility. As of March 31, 2005, the covenant under our senior credit facility utilizing Consolidated EBITDA was: Adjusted Senior Secured Leverage Ratio (Consolidated Senior Secured Debt divided by Consolidated EBITDA (as defined); our ratio for the latest measurement period was 1.03 versus a requirement of not greater than 2.25. Consolidated EBITDA (as defined) is not a measure of financial performance or liquidity under United States generally accepted accounting principles (“GAAP”). Accordingly, while Consolidated EBITDA (as defined) is an important component of the Company’s indentures and senior credit facility, Consolidated EBITDA (as defined) should not be considered in isolation or as a substitute for consolidated statement of income and cash flow data prepared in accordance with GAAP as an indication of our operating performance or liquidity.

	March 31, 2005	March 31, 2004
Net income	2,916	962

Depreciation and amortization	4,453	6,020
Interest expense, net	6,313	5,217
Provision for income taxes	371	39

Write-off of debt issuance costs	1,110	0
PPI write-offs, expenses and class action settlement	509	3,242
(Gain) loss on disposal of property & equipment	(28)	(23)
Other miscellaneous (income) loss	33	28

CONSOLIDATED EBITDA	15,677	15,485

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED NET INCOME AND

RECONCILIATION OF NET (LOSS) INCOME PER SHARE TO ADJUSTED NET INCOME PER SHARE

For the Quarters Ended March 31, 2005 and March 31, 2004

Quality Distribution uses Adjusted Net Income and Adjusted Net Income Per Share (as defined) as important measures of the Company’s operating effectiveness. Adjusted Net Income and Adjusted Net Income Per Share (as defined) represent net income (loss) before, write-off of deferred debt financing costs, other expense (income), PPI write-offs, class action settlements, reserves and professional fees, adverse developments in insurance cases, gains and losses on the sale of non-core assets, and other such unusual expenses as may arise from time to time.

Adjusted Net Income and Adjusted Net Income Per Share (as defined) are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of the Company’s business. Management uses a 35% tax rate for calculating the Provision (benefit) for income taxes to normalize the Company’s tax rate to that of comparable transportation companies. Adjusted Net Income and Adjusted Net Income Per Share (as defined) are not measures of financial performance or liquidity under United States generally accepted accounting principles (“GAAP”). Adjusted Net Income and Adjusted Net Income Per Share (as defined) should not be considered in isolation or as a substitute for consolidated statement of income and cash flow data prepared in accordance with GAAP as an indication of our operating performance or liquidity.

	March 31, 2005	March 31, 2004
Net income	2,916	962

Net income per common share
Basic	$0.15	$0.05

Diluted	$0.15	0.05

Adjustments to net income
Provision (benefit) for income taxes	371	39
Write-off of deferred debt financing costs	1,110	0
PPI write-offs, expenses and class action settlement	509	3,242
(Gain) loss on disposal of property & equipment	(28)	(23)
Other misc (income) loss & currency (gain) loss	33	28

Adjusted income (loss) before tax	4,911	4,248

Provision (benefit) for income taxes @ 35%	1,719	1,487

Adjusted income (loss) before tax	3,192	2,761

Adjusted Net income per common share
Basic	$0.17	$0.15

Diluted	0.17	0.14

Weighted average number of shares
Basic	18,929	18,892

Diluted	19,302	19,121